REGISTRATION STATEMENT NO. 333-_____
                                          Filed November 16, 1998


                          United States
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                  FIRST FINANCIAL HOLDINGS, INC.
                   (Exact name of registrant as
                    specified in its charter)

            Delaware                         57-0866076
  (State or other jurisdiction            (I.R.S. Employer
       of incorporation or               Identification No.)
          organization)


                    2440 Mall Drive, Suite 100
                 Charleston, South Carolina  29406
                          (843) 529-5933
                 (Address of principal executive
                             offices)


                   Stock Option Agreements with
                         Julie H. Brunson
                         Joseph D. Carson
                         Libby L. Godbold
                         Jane L. Johnson
                        A. P. Skinner, III
                     (Full title of the Plan)


 A. Thomas Hood                     With copies to:
 President and Chief Executive      John F. Breyer, Jr., Esquire
   Officer                          Breyer & Associates PC
 First Financial Holdings, Inc.     1300 I Street, N.W.
 2440 Mall Drive, Suite 100         Suite 470 East
 Charleston, South Carolina         Washington, D.C.  20005
   29406                            (202) 737-7900
 (843) 529-5933
 Name, address and telephone
 number of agent for service




                        Page 1 of 7 Pages
               Index to Exhibits Appears on Page 4.

                 Calculation of Registration Fee
                              Proposed     Proposed
   Title of    Amount to      Maximum      Maximum      Amount of
Securities to      be         Offering    Aggregate     registra-
 Registered    Registered    Price Per     Offering       tion
                              Share(1)     Price(1)       Fee
Common Stock,    46,240       $19.375      $895,900       $249
$.01 par
value

(1)Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated to be $19.375, based upon the average of the high and low trading prices of the common stock, $.01 par value per share (the "Common Stock"), of First Financial Holdings, Inc. (the "Registrant"), as reported on the Nasdaq National Market on November 11, 1998.

(2)46,240 shares are being registered for issuance under the terms of the Stock Option Agreements with Julie H. Brunson, Joseph D. Carson, Libby L. Godbold, Jane L. Johnson and A. P. Skinner, III (the foregoing plan is referred to herein as the "Agreements"); together with an indeterminate number of shares reserved for issuance pursuant to the Agreements as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.




     Note: This Registration Statement relates to the registration of shares to be issued upon the exercise of options assumed by the Registrant in connection with the acquisition of Investors Savings Bank of South Carolina, Inc.


     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section
8(a) of the Securities Act of 1933, as amended, and 17 C.F.R.
Section 230.462.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.        Incorporation of Certain Documents by Reference

    The following documents filed with the Commission are incorporated in this Registration Statement by reference:

    (1)   the Company's Annual Report on Form 10-K (File No. 0-
          17122), for the year ended September 30, 1997;

    (2) the Registrant's Report on Form 10-Q (File No. 017122) for the quarter ended December 31, 1997;

    (3) the Registrant's Report on Form 10-Q (File No. 017122) for the quarter ended March 31, 1998;

    (4) the Registrant's Report on Form 10-Q (File No. 017122) for the quarter ended June 30, 1998;

    (5)   the Registrant's Registration Statement on Form S-4
          (File No. 333-33951), dated August 19, 1997; and

    (6) The description of the Common Stock contained in the Registrant's Joint Proxy Statement/Prospectus dated September 5, 1997 and filed as part of the Registrant's Registration Statement on Form S-4 (File No. 333-33951), dated August 19, 1997.

    All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

    Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

    Not Applicable

Item 5.   Interests of Named Experts and Counsel

    Not Applicable

Item 6.   Indemnification of Directors and Officers

    Article XVII of the Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw.
Article XVII also provides for the authority to purchase insurance with respect thereto.

    Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith, (ii) was acting in a manner reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

    Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made
(i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

    Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

Item 7.   Exemption From Registration Claimed

    Not Applicable

Item 8.   Exhibits

    The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

    No.                  Exhibit

     5     Opinion of Breyer & Aguggia

    23.1   Consent of KPMG Peat Marwick LLP

    23.2   Consent of Breyer & Aguggia (see Exhibit 5)

    24     Power of attorney (see signature pages)

    99.1   Stock Option Agreement with Julie H. Brunson

    99.2   Stock Option Agreement with Joseph D. Carson

    99.3   Stock Option Agreement with Libby L. Godbold

    99.4   Stock Option Agreement with Jane L. Johnson

    99.5   Stock Option Agreement with A. P. Skinner III
               _____________________________________

Item 9.    Undertakings

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    2. That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and that offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act will and will be governed by the final adjudication of such issue.

                            SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, First Financial Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Charleston, and State of South Carolina the 16th day of November 1998.

    FIRST FINANCIAL HOLDINGS, INC.


                             By: /s/ A. Thomas Hood
                                 A. Thomas Hood
                                 President, Chief Executive
                                 Officer and Director
                                 (Principal Executive Officer)



                        POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints A. Thomas Hood his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


By:/s/ A. Thomas Hood                      Date: November 16, 1998
   A. Thomas Hood
   President, Chief Executive
   Officer and Director (Principal
   Executive Officer)

By:/s/ Susan E. Baham                      Date: November 16, 1998
   Susan E. Baham
   Senior Vice President and Chief
   Financial Officer (Principal
   Financial and Accounting Officer)

By:/s/ D. Van Smith                        Date: November 16, 1998
   D. Van Smith
   Chairman

By:/s/ A. L. Hutchinson, Jr.               Date: November 16, 1998
   A.L. Hutchinson, Jr.
   Vice Chairman

By:/s/ Gary C. Banks, Jr.                  Date: November 16, 1998
   Gary C. Banks, Jr.
   Director

By:                                        Date:
   Paula Harper Bethea
   Director

By:/s/ Paul G. Campbell, Jr.               Date: November 16, 1998
   Paul G. Campbell, Jr.
   Director

By:                                        Date:
   Thomas J. Johnson
   Director

By:/s/ James C. Murray                     Date: November 16, 1998
   James C. Murray
   Director

By:                                        Date:
   D. Kent Sharples
   Director

By:/s/ Thomas E. Thornhill                 Date: November 16, 1998
   Thomas E. Thornhill
   Director

                            Exhibit 5

                   Opinion of Breyer & Aguggia

                        November 16, 1998



Board of Directors
First Financial Holdings, Inc.
2400 Mall Drive, Suite 100
Charleston, South Carolina  29418

Dear Board Members:

     We have acted as special counsel to First Financial Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("Registration Statement") under the Securities Act of 1933, as amended, relating to shares of common stock, par value $.01 per share (the "Common Stock") of the Company which may be issued pursuant to the terms of the Registrant's stock option agreements with Julie H. Brunson, Joseph D. Carson, Libby L. Godbold, Jane
L. Johnson and A. P. Skinner, III (the "Agreements"), all as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

     We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to and in accordance with the terms of the Plan will be duly and validly issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                              Sincerely,

                              /s/ Breyer & Aguggia LLP

                              BREYER & AGUGGIA LLP

                           Exhibit 23.1

                 Consent of Independent Auditors

                  INDEPENDENT AUDITORS' CONSENT




The Board of Directors
First Financial Holdings, Inc.
Charleston, South Carolina

We consent to the use of our report dated October 24, 1997, relating to the audit of First Financial Holdings, Inc. and subsidiaries as of September 30, 1997 and 1996, and for each of the years in the three-year period ended September 30, 1997, which report appears in the September 30, 1997, annual report on Form 10-K of First Financial Holdings, Inc. and subsidiaries, incorporated by reference in the registration statement on Form S-8 of First Financial Holdings, Inc., dated November 16, 1998, to register shares of common stock which will be issued pursuant to the Stock Option Agreements with Julie H. Brunson, Joseph D. Carson, Libby L. Godbold, Jane L. Johnson and A. P. Skinner, III.


                                        KPMG PEAT MARWICK LLP


Greenville, South Carolina
November 16, 1998

                           Exhibit 23.2

           Consent of Breyer & Aguggia (see Exhibit 5)


                            Exhibit 24

              Power of Attorney (see signature page)

                           Exhibit 99.1
                      STOCK OPTION AGREEMENT


     THIS OPTION executed on the 28th day of May, 1998, by and between FIRST FINANCIAL HOLDINGS, INC. ( First Financial"), a
Delaware corporation, and JULIE H. BRUNSON ("Optionee").

     This Agreement has been authorized by the Board of Directors of First Financial pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") by and between First Financial, Peoples Federal Savings and Loan Association and Investors Savings Bank of South Carolina, Inc. ("Investors"), wherein First Financial, inter alia, agreed to assume certain stock options issued by Investors (the "Investors Options").

     1. Option. First Financial hereby grants to Optionee the option to purchase up to 5,440 shares of the common stock of First Financial, $0.01 par value, at a purchase price of $9.61 per share. The number of shares and the purchase price per share of this Option reflects the adjustment of the Investors Options held by Optionee in accordance with the provisions of the Merger Agreement. For federal tax purposes, this Option is intended to be a nonqualified stock option and the provisions of this Agreement shall be construed accordingly.

     2. Exercise of Option. Subject to the terms of this Agreement, this Option expires on September 19, 2006 and may be exercised at any time on or before such date. This Option may be exercised for less than the full number of shares stated above, and will thereafter remain in effect as to the remaining number of shares not yet purchased, subject to the provisions hereof.

     3. Manner of Exercise. This Option shall be exercised by written notice to the Secretary of First Financial at its principal business office, which notice shall be signed by the Optionee, or by his successor as hereinafter described in Paragraph 7, which notice shall state the number of shares with respect to which this Option is being exercised. Such notice must be accompanied by a certified or cashier's check, or the equivalent thereof, satisfactory to First Financial for the option price of said shares in full. As soon as practicable after said notice shall have been received, First Financial shall deliver to Optionee a stock certificate registered in Optionee's name and representing such shares.

     4. Employment of Optionee. Except as hereinafter provided in Paragraphs 6 and 7, at the time of exercise of this Option, the Optionee must be an employee of First Financial or a subsidiary corporation of First Financial.

     5. Non-Transferability. This Option shall not be transferred or assigned except by will or by the laws of descent during Optionee's lifetime.

     6. Termination of Employment. If the employment of Optionee is terminated for any reason other than his disability (as set forth in Paragraph 7), death or his retirement with the consent of First Financial, this Option shall terminate immediately. If Optionee retires with the consent of First Financial, or any of its subsidiaries, he may exercise this Option to the extent that he was entitled to exercise it as of the date of said retirement, but only within three (3) months after said retirement, but in no event after the expiration date of the Option specified in Section 2 of this Agreement. A temporary leave of absence approved by First Financial or one of its subsidiaries shall not be deemed to be a termination of employment. This Option does not confer upon any person any right with respect to continuation of employment by First Financial or any of its subsidiaries nor does it limit in any way the right of First Financial or any such subsidiary to terminate employment of Optionee at any time.

     7. Death or Disability. If Optionee shall become disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, or shall die while an employee of First Financial or any of its subsidiaries, or shall die within three
(3) months after retiring with the consent of First Financial, this Option may be exercised by the disabled Optionee or by a legatee or legatees of Optionee under his Last Will, or by his personal representatives or distributees, at any time within one
(1) year after Optionee's death or disability, but in no event after the expiration date of the Option specified in Section 2 of this Agreement.

     8. Adjustments Upon Changes in Capitalization. The total amount of shares which may be purchased hereunder (both as to the number of shares and the Option price) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of common stock in the event of a stock dividend, stock split, recapitalization or similar event affecting the common stock.

     9. Effect of a Change in Control. In the event of a "change in control" of First Financial, as such term is defined in the First Financial 1997 Stock Option and Incentive Plan (the "1997 Plan"), the provisions of Section 9(c) of the 1997 Plan shall apply to this Option.

     10. Legend on Certificates. Any shares issued upon exercise of this Option may bear such legend as First Financial may determine is necessary or desirable to comply with federal or state securities laws.

     11. Miscellaneous. Optionee shall not have any rights of a shareholder of First Financial with respect to the shares covered by this Option except to the extent one or more certificates for shares shall have been delivered to him upon the due exercise of this Option. This Option shall be governed by the laws of the State of South Carolina and shall not be modified except in writing signed by both parties hereto. Paragraph headings are for convenience only and do not alter or modify the terms hereof.


     IN WITNESS WHEREOF, the undersigned have executed this Option on the date first above written.

Attest:                     FIRST FINANCIAL HOLDINGS, INC.

 /s/ Phyllis B. Ainsworth   By:/s/ James C. Murray
                            James C. Murray, Chairman
                            Compensation/Benefits Committee of
                               the Board of Directors

(SEAL)                      OPTIONEE

                            /s/ Julie H. Brunson
                            Julie H. Brunson

                            Date:6/8/98

                           Exhibit 99.2
                      STOCK OPTION AGREEMENT


     THIS OPTION executed on the 28th day of May, 1998, by and between FIRST FINANCIAL HOLDINGS, INC. ("First Financial"), a
Delaware corporation, and JOSEPH D. CARSON ("Optionee").

     This Agreement has been authorized by the Board of Directors of First Financial pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") by and between First Financial, Peoples Federal Savings and Loan Association and Investors Savings Bank of South Carolina, Inc. ("Investors"), wherein First Financial, inter alia, agreed to assume certain stock options issued by Investors (the "Investors Options").

     1. Option. First Financial hereby grants to Optionee the option to purchase up to 13,600 shares of the common stock of First Financial, $0.01 par value, at a purchase price of $9.61 per share. The number of shares and the purchase price per share of this Option reflects the adjustment of the Investors Options held by Optionee in accordance with the provisions of the Merger Agreement. For federal tax purposes, this Option is intended to be a nonqualified stock option and the provisions of this Agreement shall be construed accordingly.

     2. Exercise of Option. Subject to the terms of this Agreement, this Option expires on September 19, 2006 and may be exercised at any time on or before such date. This Option may be exercised for less than the full number of shares stated above, and will thereafter remain in effect as to the remaining number of shares not yet purchased, subject to the provisions hereof.

     3. Manner of Exercise. This Option shall be exercised by written notice to the Secretary of First Financial at its principal business office, which notice shall be signed by the Optionee, or by his successor as hereinafter described in Paragraph 7, which notice shall state the number of shares with respect to which this Option is being exercised. Such notice must be accompanied by a certified or cashier's check, or the equivalent thereof, satisfactory to First Financial for the option price of said shares in full. As soon as practicable after said notice shall have been received, First Financial shall deliver to Optionee a stock certificate registered in Optionee's name and representing such shares.

     4. Employment of Optionee. Except as hereinafter provided in Paragraphs 6 and 7, at the time of exercise of this Option, the Optionee must be an employee of First Financial or a subsidiary corporation of First Financial.

     5. Non-Transferability. This Option shall not be transferred or assigned except by will or by the laws of descent during Optionee's lifetime.

     6. Termination of Employment. If the employment of Optionee is terminated for any reason other than his disability (as set forth in Paragraph 7), death or his retirement with the consent of First Financial, this Option shall terminate immediately. If Optionee retires with the consent of First Financial, or any of its subsidiaries, he may exercise this Option to the extent that he was entitled to exercise it as of the date of said retirement, but only within three (3) months after said retirement, but in no event after the expiration date of the Option specified in Section 2 of this Agreement. A temporary leave of absence approved by First Financial or one of its subsidiaries shall not be deemed to be a termination of employment. This Option does not confer upon any person any right with respect to continuation of employment by First Financial or any of its subsidiaries nor does it limit in any way the right of First Financial or any such subsidiary to terminate employment of Optionee at any time.

     7. Death or Disability. If Optionee shall become disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, or shall die while an employee of First Financial or any of its subsidiaries, or shall die within three
(3) months after retiring with the consent of First Financial, this Option may be exercised by the disabled Optionee or by a legatee or legatees of Optionee under his Last Will, or by his personal representatives or distributees, at any time within one
(1) year after Optionee's death or disability, but in no event after the expiration date of the Option specified in Section 2 of this Agreement.

     8. Adjustments Upon Changes in Capitalization. The total amount of shares which may be purchased hereunder (both as to the number of shares and the Option price) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of common stock in the event of a stock dividend, stock split, recapitalization or similar event affecting the common stock.

     9. Effect of a Change in Control. In the event of a "change in control" of First Financial, as such term is defined in the First Financial 1997 Stock Option and Incentive Plan (the "1997 Plan"), the provisions of Section 9(c) of the 1997 Plan shall apply to this Option.

     10. Legend on Certificates. Any shares issued upon exercise of this Option may bear such legend as First Financial may determine is necessary or desirable to comply with federal or state securities laws.

     11. Miscellaneous. Optionee shall not have any rights of a shareholder of First Financial with respect to the shares covered by this Option except to the extent one or more certificates for shares shall have been delivered to him upon the due exercise of this Option. This Option shall be governed by the laws of the State of South Carolina and shall not be modified except in writing signed by both parties hereto. Paragraph headings are for convenience only and do not alter or modify the terms hereof.


     IN WITNESS WHEREOF, the undersigned have executed this Option on the date first above written.

Attest:                     FIRST FINANCIAL HOLDINGS, INC.


/s/ Phyllis B. Ainsworth       By:/s/ James C. Murray
                               James C. Murray, Chairman
                               Compensation/Benefits Committee
                                   of the Board of Directors


(SEAL)                         OPTIONEE

                               /s/ Joseph D. Carson
                               Joseph D. Carson

                               Date:   June 3, 1998

                           Exhibit 99.3
                      STOCK OPTION AGREEMENT


     THIS OPTION executed on the 28th day of May, 1998, by and between FIRST FINANCIAL HOLDINGS, INC. ("First Financial"), a
Delaware corporation, and LIBBY L. GODBOLD ("Optionee").

     This Agreement has been authorized by the Board of Directors of First Financial pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") by and between First Financial, Peoples Federal Savings and Loan Association and Investors Savings Bank of South Carolina, Inc. ("Investors"), wherein First Financial, inter alia, agreed to assume certain stock options issued by Investors (the "Investors Options").

     1. Option. First Financial hereby grants to Optionee the option to purchase up to 10,880 shares of the common stock of First Financial, $0.01 par value, at a purchase price of $9.61 per share. The number of shares and the purchase price per share of this Option reflects the adjustment of the Investors Options held by Optionee in accordance with the provisions of the Merger Agreement. For federal tax purposes, this Option is intended to be a nonqualified stock option and the provisions of this Agreement shall be construed accordingly.

     2. Exercise of Option. Subject to the terms of this Agreement, this Option expires on September 19, 2006 and may be exercised at any time on or before such date. This Option may be exercised for less than the full number of shares stated above, and will thereafter remain in effect as to the remaining number of shares not yet purchased, subject to the provisions hereof.

     3. Manner of Exercise. This Option shall be exercised by written notice to the Secretary of First Financial at its principal business office, which notice shall be signed by the Optionee, or by his successor as hereinafter described in Paragraph 7, which notice shall state the number of shares with respect to which this Option is being exercised. Such notice must be accompanied by a certified or cashier's check, or the equivalent thereof, satisfactory to First Financial for the option price of said shares in full. As soon as practicable after said notice shall have been received, First Financial shall deliver to Optionee a stock certificate registered in Optionee's name and representing such shares.

     4. Employment of Optionee. Except as hereinafter provided in Paragraphs 6 and 7, at the time of exercise of this Option, the Optionee must be an employee of First Financial or a subsidiary corporation of First Financial.

     5. Non-Transferability. This Option shall not be transferred or assigned except by will or by the laws of descent during Optionee's lifetime.

     6. Termination of Employment. If the employment of Optionee is terminated for any reason other than his disability (as set forth in Paragraph 7), death or his retirement with the consent of First Financial, this Option shall terminate immediately. If Optionee retires with the consent of First Financial, or any of its subsidiaries, he may exercise this Option to the extent that he was entitled to exercise it as of the date of said retirement, but only within three (3) months after said retirement, but in no event after the expiration date of the Option specified in Section 2 of this Agreement. A temporary leave of absence approved by First Financial or one of its subsidiaries shall not be deemed to be a termination of employment. This Option does not confer upon any person any right with respect to continuation of employment by First Financial or any of its subsidiaries nor does it limit in any way the right of First Financial or any such subsidiary to terminate employment of Optionee at any time.

     7. Death or Disability. If Optionee shall become disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, or shall die while an employee of First Financial or any of its subsidiaries, or shall die within three
(3) months after retiring with the consent of First Financial, this Option may be exercised by the disabled Optionee or by a legatee or legatees of Optionee under his Last Will, or by his personal representatives or distributees, at any time within one
(1) year after Optionee's death or disability, but in no event after the expiration date of the Option specified in Section 2 of this Agreement.

     8. Adjustments Upon Changes in Capitalization. The total amount of shares which may be purchased hereunder (both as to the number of shares and the Option price) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of common stock in the event of a stock dividend, stock split, recapitalization or similar event affecting the common stock.

     9. Effect of a Change in Control. In the event of a "change in control" of First Financial, as such term is defined in the First Financial 1997 Stock Option and Incentive Plan (the "1997 Plan"), the provisions of Section 9(c) of the 1997 Plan shall apply to this Option.

     10. Legend on Certificates. Any shares issued upon exercise of this Option may bear such legend as First Financial may determine is necessary or desirable to comply with federal or state securities laws.

     11. Miscellaneous. Optionee shall not have any rights of a shareholder of First Financial with respect to the shares covered by this Option except to the extent one or more certificates for shares shall have been delivered to him upon the due exercise of this Option. This Option shall be governed by the laws of the State of South Carolina and shall not be modified except in writing signed by both parties hereto. Paragraph headings are for convenience only and do not alter or modify the terms hereof.


     IN WITNESS WHEREOF, the undersigned have executed this Option on the date first above written.

Attest:                     FIRST FINANCIAL HOLDINGS, INC.


/s/ Phyllis B. Ainsworth    By:/s/ James C. Murray
                            James C. Murray, Chairman
                            Compensation/Benefits Committee of
                               the Board of Directors


(SEAL)                      OPTIONEE


                            /s/ Libby L. Godbold
                            Libby L. Godbold

                            Date:   6/2/98

                           Exhibit 99.4
                      STOCK OPTION AGREEMENT


     THIS OPTION executed on the 28th day of May, 1998, by and between FIRST FINANCIAL HOLDINGS, INC. ("First Financial"), a
Delaware corporation, and JANE L. JOHNSON ("Optionee").

     This Agreement has been authorized by the Board of Directors of First Financial pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") by and between First Financial, Peoples Federal Savings and Loan Association and Investors Savings Bank of South Carolina, Inc. ("Investors"), wherein First Financial, inter alia, agreed to assume certain stock options issued by Investors (the "Investors Options").

     1. Option. First Financial hereby grants to Optionee the option to purchase up to 5,440 shares of the common stock of First Financial, $0.01 par value, at a purchase price of $9.61 per share. The number of shares and the purchase price per share of this Option reflects the adjustment of the Investors Options held by Optionee in accordance with the provisions of the Merger Agreement. For federal tax purposes, this Option is intended to be a nonqualified stock option and the provisions of this Agreement shall be construed accordingly.

     2. Exercise of Option. Subject to the terms of this Agreement, this Option expires on September 19, 2006 and may be exercised at any time on or before such date. This Option may be exercised for less than the full number of shares stated above, and will thereafter remain in effect as to the remaining number of shares not yet purchased, subject to the provisions hereof.

     3. Manner of Exercise. This Option shall be exercised by written notice to the Secretary of First Financial at its principal business office, which notice shall be signed by the Optionee, or by his successor as hereinafter described in Paragraph 7, which notice shall state the number of shares with respect to which this Option is being exercised. Such notice must be accompanied by a certified or cashier's check, or the equivalent thereof, satisfactory to First Financial for the option price of said shares in full. As soon as practicable after said notice shall have been received, First Financial shall deliver to Optionee a stock certificate registered in Optionee's name and representing such shares.

     4. Employment of Optionee. Except as hereinafter provided in Paragraphs 6 and 7, at the time of exercise of this Option, the Optionee must be an employee of First Financial or a subsidiary corporation of First Financial.

     5. Non-Transferability. This Option shall not be transferred or assigned except by will or by the laws of descent during Optionee's lifetime.

     6. Termination of Employment. If the employment of Optionee is terminated for any reason other than his disability (as set forth in Paragraph 7), death or his retirement with the consent of First Financial, this Option shall terminate immediately. If Optionee retires with the consent of First Financial, or any of its subsidiaries, he may exercise this Option to the extent that he was entitled to exercise it as of the date of said retirement, but only within three (3) months after said retirement, but in no event after the expiration date of the Option specified in Section 2 of this Agreement. A temporary leave of absence approved by First Financial or one of its subsidiaries shall not be deemed to be a termination of employment. This Option does not confer upon any person any right with respect to continuation of employment by First Financial or any of its subsidiaries nor does it limit in any way the right of First Financial or any such subsidiary to terminate employment of Optionee at any time.

     7. Death or Disability. If Optionee shall become disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, or shall die while an employee of First Financial or any of its subsidiaries, or shall die within three
(3) months after retiring with the consent of First Financial, this Option may be exercised by the disabled Optionee or by a legatee or legatees of Optionee under his Last Will, or by his personal representatives or distributees, at any time within one
(1) year after Optionee's death or disability, but in no event after the expiration date of the Option specified in Section 2 of this Agreement.

     8. Adjustments Upon Changes in Capitalization. The total amount of shares which may be purchased hereunder (both as to the number of shares and the Option price) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of common stock in the event of a stock dividend, stock split, recapitalization or similar event affecting the common stock.

     9. Effect of a Change in Control. In the event of a "change in control" of First Financial, as such term is defined in the First Financial 1997 Stock Option and Incentive Plan (the "1997 Plan"), the provisions of Section 9(c) of the 1997 Plan shall apply to this Option.

     10. Legend on Certificates. Any shares issued upon exercise of this Option may bear such legend as First Financial may determine is necessary or desirable to comply with federal or state securities laws.

     11. Miscellaneous. Optionee shall not have any rights of a shareholder of First Financial with respect to the shares covered by this Option except to the extent one or more certificates for shares shall have been delivered to him upon the due exercise of this Option. This Option shall be governed by the laws of the State of South Carolina and shall not be modified except in writing signed by both parties hereto. Paragraph headings are for convenience only and do not alter or modify the terms hereof.


     IN WITNESS WHEREOF, the undersigned have executed this Option on the date first above written.

Attest:                     FIRST FINANCIAL HOLDINGS, INC.


/s/ Phyllis B. Ainsworth    By:/s/ James C. Murray
                            James C. Murray, Chairman
                            Compensation/Benefits Committee of
                               the Board of Directors


(SEAL)                      OPTIONEE


                            /s/ Jane L. Johnson
                            Jane L. Johnson

                            Date:6/3/98

                           Exhibit 99.5
                      STOCK OPTION AGREEMENT


     THIS OPTION executed on the 28th day of May, 1998, by and between FIRST FINANCIAL HOLDINGS, INC. ("First Financial"), a
Delaware corporation, and A. P. SKINNER III ("Optionee").

     This Agreement has been authorized by the Board of Directors of First Financial pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") by and between First Financial, Peoples Federal Savings and Loan Association and Investors Savings Bank of South Carolina, Inc. ("Investors"), wherein First Financial, inter alia, agreed to assume certain stock options issued by Investors (the "Investors Options").

     1. Option. First Financial hereby grants to Optionee the option to purchase up to 10,880 shares of the common stock of First Financial, $0.01 par value, at a purchase price of $9.61 per share. The number of shares and the purchase price per share of this Option reflects the adjustment of the Investors Options held by Optionee in accordance with the provisions of the Merger Agreement. For federal tax purposes, this Option is intended to be a nonqualified stock option and the provisions of this Agreement shall be construed accordingly.

     2. Exercise of Option. Subject to the terms of this Agreement, this Option expires on September 19, 2006 and may be exercised at any time on or before such date. This Option may be exercised for less than the full number of shares stated above, and will thereafter remain in effect as to the remaining number of shares not yet purchased, subject to the provisions hereof.

     3. Manner of Exercise. This Option shall be exercised by written notice to the Secretary of First Financial at its principal business office, which notice shall be signed by the Optionee, or by his successor as hereinafter described in Paragraph 7, which notice shall state the number of shares with respect to which this Option is being exercised. Such notice must be accompanied by a certified or cashier's check, or the equivalent thereof, satisfactory to First Financial for the option price of said shares in full. As soon as practicable after said notice shall have been received, First Financial shall deliver to Optionee a stock certificate registered in Optionee's name and representing such shares.

     4. Employment of Optionee. Except as hereinafter provided in Paragraphs 6 and 7, at the time of exercise of this Option, the Optionee must be an employee of First Financial or a subsidiary corporation of First Financial.

     5. Non-Transferability. This Option shall not be transferred or assigned except by will or by the laws of descent during Optionee's lifetime.

     6. Termination of Employment. If the employment of Optionee is terminated for any reason other than his disability (as set forth in Paragraph 7), death or his retirement with the consent of First Financial, this Option shall terminate immediately. If Optionee retires with the consent of First Financial, or any of its subsidiaries, he may exercise this Option to the extent that he was entitled to exercise it as of the date of said retirement, but only within three (3) months after said retirement, but in no event after the expiration date of the Option specified in Section 2 of this Agreement. A temporary leave of absence approved by First Financial or one of its subsidiaries shall not be deemed to be a termination of employment. This Option does not confer upon any person any right with respect to continuation of employment by First Financial or any of its subsidiaries nor does it limit in any way the right of First Financial or any such subsidiary to terminate employment of Optionee at any time.

     7. Death or Disability. If Optionee shall become disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, or shall die while an employee of First Financial or any of its subsidiaries, or shall die within three
(3) months after retiring with the consent of First Financial, this Option may be exercised by the disabled Optionee or by a legatee or legatees of Optionee under his Last Will, or by his personal representatives or distributees, at any time within one
(1) year after Optionee's death or disability, but in no event after the expiration date of the Option specified in Section 2 of this Agreement.

     8. Adjustments Upon Changes in Capitalization. The total amount of shares which may be purchased hereunder (both as to the number of shares and the Option price) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of common stock in the event of a stock dividend, stock split, recapitalization or similar event affecting the common stock.

     9. Effect of a Change in Control. In the event of a "change in control" of First Financial, as such term is defined in the First Financial 1997 Stock Option and Incentive Plan (the "1997 Plan"), the provisions of Section 9(c) of the 1997 Plan shall apply to this Option.

     10. Legend on Certificates. Any shares issued upon exercise of this Option may bear such legend as First Financial may determine is necessary or desirable to comply with federal or state securities laws.

     11. Miscellaneous. Optionee shall not have any rights of a shareholder of First Financial with respect to the shares covered by this Option except to the extent one or more certificates for shares shall have been delivered to him upon the due exercise of this Option. This Option shall be governed by the laws of the State of South Carolina and shall not be modified except in writing signed by both parties hereto. Paragraph headings are for convenience only and do not alter or modify the terms hereof.


     IN WITNESS WHEREOF, the undersigned have executed this Option on the date first above written.

Attest:                        FIRST FINANCIAL HOLDINGS, INC.


/s/ Phyllis B. Ainsworth       By:/s/ James C. Murray
                               James C. Murray, Chairman
                               Compensation/Benefits Committee
                                  of the Board of Directors


(SEAL)                         OPTIONEE


                               /s/ A. P. Skinner, III
                               A. P. Skinner, III

                               Date:6/2/98